Exhibit 10.55

EXECUTION

AMENDMENT NO. 13

TO MORTGAGE LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT

Amendment No. 13 to Mortgage Loan Participation Purchase And Sale Agreement, dated as of May 23, 2017 (this “Amendment”), by and among Bank of America, N.A. (“Purchaser”), PennyMac Corp. (“Seller”), PennyMac Mortgage Investment Trust and PennyMac Operating Partnership, L.P. (individually and collectively, the “Guarantor”).

RECITALS

Purchaser, Guarantor and Seller are parties to that certain Mortgage Loan Participation Purchase And Sale Agreement, dated as of December 23, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing MLPSA”; and as further amended by this Amendment, the “MLPSA”).  The Guarantor is a party to that certain Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of December 23, 2011, made by Guarantor in favor of Purchaser.

Purchaser, Seller and Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing MLPSA be amended to reflect certain agreed upon revisions to the terms of the Existing MLPSA.  As a condition precedent to amending the Existing MLPSA, Purchaser has required Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, Purchaser, Seller and Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing MLPSA is hereby amended as follows:

Section 1.Definitions. Section 1 of the Existing MLPSA is hereby amended by:

1.1deleting the definitions of “Aggregate Transaction Limit”, “Approvals”, “Anticipated Delivery Date”, “Expiration Date”, “Freddie Mac Participation Certificate” and “S&P” in their entirety and replacing them with the following:

“Aggregate Transaction Limit”: $100,000,000.  In the event Buyer agrees to a Temporary Increase pursuant to Section 2(f), the Aggregate Transaction Limit shall equal the sum of the Aggregate Transaction Limit and the Temporary Increase until such time as the Temporary Increase terminates.

“Approvals”: With respect to Seller, any approvals obtained from the Applicable Agency, HUD, FHA, VA or the RD in designation of Seller as a GNMA-approved issuer, a GNMA-approved servicer, a FHA-approved mortgagee, a VA-approved lender, an RD-approved lender, a Fannie Mae-approved lender or a Freddie Mac-approved Seller/Servicer, as applicable, in good standing.

“Anticipated Delivery Date”:  With respect to a Security, the date specified in the related Form HUD 11705 (Schedule of Subscribers), Fannie Mae Form 2014 (Delivery Schedule) or Freddie Mac Form 966E (Warehouse Provider Release and Transfer), as applicable, on which it is anticipated that Delivery of the Security by the Applicable Agency will be made, or such additional documents as may be required, supplemented or modified from time to time.

“Expiration Date”: The earlier of (i) May 25, 2018, (ii) at Purchaser’s option, upon the occurrence of an Event of Default, and (iii) the date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

“Freddie Mac Participation Certificate”:  With respect to the Freddie Mac Program, a certificate, in the form of Exhibit A, issued by Seller and authenticated by Custodian, evidencing the 100% undivided beneficial ownership interest in the Mortgage Loans that are either (a) set forth on a copy of the Freddie Mac Form 1034E (Custodial Certification Schedule) attached to such Participation Certificate or (b) identified on a computer tape compatible with Selling System as belonging to the mortgage loan pool described in such Participation Certificate.

“S&P”:  S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.

1.2 adding the following definitions in their proper alphabetical order:

“COBRA”:  Consolidated Omnibus Budget Reconciliation Act, as amended, or similar state or local law.

“Effective Date”:  May 26, 2017.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

“ERISA Affiliate”: Any person (as defined in section 3(9) of ERISA) that together with Seller or any of its Subsidiaries would be a member of the same “controlled group” or treated as a single employer within the meaning of Section 414 of the Code or ERISA Section 4001.

“Lien” means any mortgage, lien, pledge, charge, security interest or similar encumbrance.

“Multiemployer Plan”:  A multiemployer plan within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

“PBGC”:  The Pension Benefit Guaranty Corporation and any successor thereto.

“Plan”:  Any multiemployer plan or single-employer plan as defined in section 4001 of ERISA, that is maintained and contributed to by (or to which there is an obligation to contribute of), or at any time during the five (5) calendar years preceding the date of this Agreement was maintained or contributed to by (or to which there is an obligation to contribute of), Seller or by a Subsidiary of Seller or an ERISA Affiliate.

“RD”:  The United States Department of Agriculture Rural Development and any successor thereto.

“Reportable Event”:  An event described in Section 4043(c) of ERISA with respect to a Plan as to which the thirty (30) days’ notice requirement has not been waived by the Pension Benefit Guaranty Corporation.

“TILA-RESPA Integrated Disclosure Rule”: The Truth-in-Lending Act and Real Estate Settlement Procedures Act Integrated Disclosure Rule, adopted by the Consumer Financial Protection Bureau, which is effective for residential mortgage loan applications received on or after October 3, 2015.

Section 2.Events of Default.  Section 6(g) of the Existing MLPSA is hereby amended by:

2.1 deleting subclause (xxi) in its entirety and replacing it with the following:

(xxi)Seller has entered into any settlement with, or consented to the issuance of a consent order by, any Governmental Authority in which the fines, penalties, settlement amounts or any other amounts owed by Seller thereunder exceeds $20,000,000 in the aggregate, and Purchaser has not, within five (5) Business Days following Seller’s entry into such settlement or consent, provided Seller with written notice that such settlement or consent by Seller is acceptable to Purchaser.

2.2 adding the following subsection at the end of subclause (xxi):

(xxii)ERISA.

(1) Any Plan maintained by Seller, Guarantor, any Subsidiary of Seller or Guarantor or any ERISA Affiliate shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan if as of the date thereof Seller’s liability, Guarantor’s liability, any such Subsidiary’s liability or any ERISA Affiliate’s liability to the PBGC, the Plan or any other entity on termination under the Plan exceeds the then current value of assets accumulated in such Plan by more than fifty thousand ($50,000) dollars (or in the case of a termination involving Seller or Guarantor as a “substantial employer” (as defined in Section 4001 (a)(2) of ERISA) the withdrawing employer’s proportionate share of such excess shall exceed such amount).

(2) Seller, Guarantor, any Subsidiary of Seller, or Guarantor or any ERISA Affiliate, in each case, as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in (a) an annual amount exceeding fifty thousand ($50,000) dollars, or (b) an aggregate amount exceeding five hundred thousand ($500,000) dollars.

(3) (A) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (B) a determination that a Plan is “at risk” (within the meaning of Section 303 of ERISA) or any Lien in favor of the PBGC or a Plan shall arise on the assets of Seller or any ERISA Affiliate, (C) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (D) Seller, Guarantor or any ERISA Affiliate shall file an application for a minimum funding waiver under section 302 of ERISA or section 412 of the Code with respect to any Plan, (E) any obligation for post-retirement medical costs (other than as required by COBRA) exists, or (F) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (A) through (F) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect or (G) the assets of Seller, Guarantor, any Subsidiary of Seller or Guarantor, or any ERISA Affiliate become plan assets within the meaning of 29 CFR 2510.3-101 as modified by section 3(42) of ERISA.

Section 3.Representations and Warranties.  Section 10 of the Existing MLPSA is hereby amended by:

3.1 deleting subclause (a)(xxiii) in its entirety and replacing it with the following:

(xxiii)Agency Approvals.  To the extent previously approved, Seller is an FHA Approved Mortgagee, RD-approved lender and a VA Approved Lender. To the extent previously approved, Seller is also  approved by Fannie Mae as an approved seller/servicer, Freddie Mac as an approved seller/servicer, GNMA as an approved issuer to the extent previously approved and, to the extent necessary, approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.  In each such case, Seller is in good standing, with no event having occurred or Seller having any reason whatsoever to believe or suspect will occur prior to the issuance of the Applicable Agency Security or the consummation of the Purchase Commitment, as the case may be, including, without limitation, a change in insurance coverage which would either make Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the Applicable Agency or to the Department of Housing and Urban Development, FHA, RD or VA.  Should Seller for any reason cease to possess all such applicable approvals, or should a change in insurance coverage require notification to the Applicable Agency or to the Department of Housing and Urban Development, FHA, RD or VA, Seller shall so notify Purchaser immediately in writing.  Servicer has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of Related Mortgage Loans of the same types as may from time to time constitute Related Mortgage Loans in accordance with Accepted Servicing Practices.

3.2 deleting subclause (b)(i) in its entirety and replacing it with the following:

(i)Such Mortgage Loan was, immediately prior to the sale to Purchaser of the Participation Certificate, owned solely by Seller, is not subject to any lien, claim or encumbrance, including, without limitation, any such interest pursuant to a loan or credit agreement for warehousing mortgage loans other than a lien, claim or encumbrance that will be released simultaneously with payment of the Purchase Price for such Participation Certificate, and was originated and serviced in accordance with all applicable law and regulations, including without limitation the Federal Truth-in-Lending Act, the Real Estate Settlement Procedures Act, regulations issued pursuant to any of the aforesaid, and any and all rules, requirements, guidelines and announcements of the Applicable Agency, and, as applicable, the FHA, RD and VA, as the same may be amended from time to time;

3.3 deleting subclause (b)(iv) in its entirety and replacing it with the following:

(iv)To the extent applicable, either (i) such Mortgage Loan has been submitted to and not rejected by the FHA or the Department of Housing and Urban Development, as applicable, and is eligible for and pending receipt of insurance by the FHA under the National Housing Act or (ii) such Mortgage Loan is insured by the FHA under the National Housing Act, and in either case will be insured by FHA.  To the extent applicable, either (i) such Mortgage Loan has been submitted to and not rejected by the VA and is eligible for and pending receipt of the guaranty by the VA under the Servicemen’s Readjustment Act of 1944 or (ii) such Mortgage Loan is guaranteed by the VA under the Servicemen’s Readjustment Act of 1944. To the extent applicable, either (i) such Mortgage Loan has been submitted to and not rejected by the RD and is eligible for and pending receipt of the guaranty by the RD under the Housing Act of 1949 or (ii) such Mortgage Loan is guaranteed by the RD under the Housing Act of 1949.  If such Mortgage Loan is not to be insured by the FHA under the National Housing Act, guaranteed by the VA under the Servicemen’s Readjustment Act of 1944 or guaranteed by the RD under the Housing Act of 1949 then such Mortgage Loan is otherwise insured or guaranteed in accordance with the requirements of the applicable Agency Program and is not subject to any defect that would prevent recovery in full or in part against the FHA, VA, RD or other insurer or guarantor, as the case may be;

3.4 (i) deleting the “and” at the end of subclause (b)(xi); (ii) deleting the “.” at the end of subclause (b)(xii) and replacing it with “; and”; and (iii) adding the following:

(xiii)To the extent applicable, effective with respect to applications taken on or after October 3, 2015, each Mortgage Loan was originated in compliance with the TILA-RESPA Integrated Disclosure Rule.

Section 4.Covenants of Seller.  Section 11 of the Existing MLPSA is hereby amended by deleting subsection (x) in its entirety and replacing it with the following:

(x)Agency Approvals; Servicing.  Seller shall cause Servicer to maintain its status with Fannie Mae as an approved seller/servicer, Freddie Mac as an approved seller/servicer and GNMA as an approved issuer to the extent previously approved, in each case in good standing.  Servicer shall service all Related Mortgage Loans in accordance with the applicable Agency Guide.  Should Servicer, for any reason, cease to possess all such applicable Agency Approvals, or should a change in insurance coverage require notification to the relevant Agency or to the Department of Housing and Urban Development, FHA, RD or VA be required, Seller shall so notify Purchaser immediately in writing.  Notwithstanding the preceding sentence, Servicer shall take all necessary action to maintain all of its applicable Agency Approvals at all times during the term of this Agreement and each outstanding sale of a Participation Certificate. Servicer shall maintain adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Related Mortgage Loans and in accordance with Accepted Servicing Practices.

Section 5.Reports.  Section 12(a) of the Existing MLPSA is hereby amended by:

5.1 deleting subsection (vi) in its entirety and replacing it with the following:

(vi)as soon as available, and in any event within thirty (30) days of receipt, copies of relevant portions of all final written Agency, FHA, VA, RD, Governmental Authority and investor audits, examinations, evaluations, monitoring reviews and reports of its operations (including those prepared on a contract basis) which provide for or relate to (i) material corrective action required, (ii) material sanctions proposed, imposed or required, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, or (iii) “report cards,” “grades” or other classifications of the quality of Seller’s operations;

5.2 (i) deleting the “and” at the end of subclause (ix)(11); (ii) deleting the “.” at the end of subclause (ix)(11) and replacing it with “; and”; and (iii) adding the following:

(13) but in any event, no later than five (5) Business Days from the date Seller enters into any settlement with, or issuance of a consent order by, any Governmental Authority, notice of any such settlement or consent order in which the fines, penalties, settlement amounts or any other amounts owed by Seller thereunder exceeds $10,000,000 in the aggregate; and

Section 6.Participation Certificate.  Exhibit A to the Existing MLPSA is hereby amended by deleting such exhibit in its entirety and replacing it with Annex A attached hereto.

Section 7.Fees and Expenses.  Seller hereby agrees to pay to Purchaser, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Purchaser in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

Section 8.Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

8.1Delivered Documents.  On the Amendment Effective Date, the Purchaser shall have received this Amendment, executed and delivered by a duly authorized officer of Purchaser, Seller and Guarantor.

8.2Facility Fee. Seller shall have paid to Purchaser in immediately available funds that portion of the Facility Fee due and payable on the Amendment Effective Date.

Section 9.Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing MLPSA shall continue to be, and shall remain, in full force and effect in accordance with its terms.

Section 10.Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

Section 11.Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Section 12.GOVERNING LAW.  THE AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 13.Reaffirmation of Guaranty. The Guarantor hereby (i) agrees that the liability of Guarantor or rights of Purchaser under the Guaranty shall not be affected as a result of this Amendment, (ii) ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and (iii) acknowledges and agrees that such Guaranty is and shall continue to be in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Bank of America, N.A., as Purchaser

By:	/s/ Adam Robitshek
	Name:	Adam Robitshek
	Title:	Vice President

PENNYMAC CORP., as Seller

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

PENNYMAC MORTGAGE INVESTMENT TRUST, as Guarantor

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

PENNYMAC OPERATING PARTNERSHIP, L.P., as Guarantor

By:	PennyMac GP OP, Inc., its General Partner

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Managing Director, Treasurer

Annex A

PARTICIPATION CERTIFICATE

PURCHASER ACCOUNT NO.: 521320

POOL NO. (or FHLMC CONTRACT NO.):

This Participation Certificate evidences a one hundred percent (100%) undivided beneficial ownership interest in (including the right to receive the payments of principal of and interest on) the Mortgage Loans (the “Participation”) identified:

(Check Box)

☐	(a)	Form HUD 11706 (Schedule of Pooled Mortgages);

☐	(b)	Fannie Mae Form 2005 (Schedule of Mortgages); or

☐	(c)	FHLMC Form 1034E (Custodial Certification Schedule) or Selling System computer tape.

The Participation has been sold to Purchaser pursuant to the terms of that certain Mortgage Loan Participation Purchase and Sale Agreement, dated as of August 13, 2014 (the “Agreement”) among PennyMac Loan Services, LLC, as Seller, Private National Mortgage Acceptance Company, LLC, as Guarantor, and Bank of America, N.A., as Purchaser.  Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement, the terms of which are hereby incorporated by reference and made a part of this Participation Certificate.

Upon Delivery of the related Security to Purchaser or its Assignee, Purchaser’s beneficial ownership interest in the Mortgage Loans evidenced in this Participation Certificate shall terminate in exchange for such Security, and this Participation Certificate shall be void and of no further effect.

This Participation Certificate may be amended only by a written agreement between Seller and Purchaser.

PENNYMAC LOAN SERVICES, LLC

By:
Its:
Date:

AGGREGATE PRINCIPAL BALANCES OF THE MORTGAGE LOANS (GIVING EFFECT TO PAYMENTS MADE AS OF _______, ____): $_____________________

Hereby authenticated by Deutsche Bank National Trust Company pursuant to the Custodial Agreement (May not be applicable for FHLMC)

By:
Its:
Date: